Filed Pursuant to Rule 424(b)(3)
Registration No. 033-99598

SUPPLEMENT
To Prospectus Supplement dated January 28, 1998

$600,051,000 (Approximate)
STRUCTURED ASSET SECURITIES CORPORATION
Mortgage Pass-Through Certificates, Series 1998-2

Structured Asset Securities Corporation
Depositor

Norwest Bank Minnesota, National Association
 Master Servicer

On January 30, 1998, the Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-2 (the “Certificates”) were issued in an original aggregate principal amount of approximately $600,051,000.  Each Certificate represented an undivided interest in the Trust Fund created pursuant to a Trust Agreement dated as of January 1, 1998 by and among Structured Asset Securities Corporation, as Depositor, Norwest Bank Minnesota, National Association, as Master Servicer, and First Union National Bank, as Trustee.  This Supplement to the above-referenced Prospectus Supplement (the “Prospectus Supplement”) supplements and updates certain of the information with respect to the mortgage loans.  Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

The information contained in the attached monthly report to Certificateholders is to be read as part of the Prospectus Supplement.

The Date of this Supplement is November 16, 2004

Structured Asset Securities Corporation Mortgage Pass-Through Certificates Record Date: 30-Sep-2004 Distribution Date: 25-Oct-2004 16-Nov-2004 12:50:58PM	Contact:	Customer Service – CTSLink Wells Fargo Bank, N.A Securities Administration Services 7485 New Horizon Way Frederick, MD 21703 www.ctslink.com Telephone: (301) 815-6600 Fax: (301) 815-6660

SASC Series 1998-2

Certificateholder Distribution Summary

Class	CUSIP	Certificate Class Description	Certificate Pass-Through Rate	Beginning Certificate Balance	Interest Distribution	Principal Distribution	Current Realized Loss	Ending Certificate Balance	Total Distribution	Cumulative Realized Losses
A	863572SE4	SEQ	2.36000%	16,621,341.17	30,509.39	1,054,419.62	0.00	15,566,921.55	1,084,929.01	0.00
R-I	SAC9802R1	SEQ	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R-II	SAC9802R2	SEQ	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R-III	SAC9802R3	SEQ	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R-IV	SAC9802R3	SEQ	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
M-1	863572SF1	SUB	2.94000%	10,130,083.83	23,164.12	0.00	0.00	10,130,083.83	23,164.12	0.00
M-2	863572SG9	SUB	3.09000%	2,789,279.28	6,703.57	0.00	0.00	2,789,279.28	6,703.57	0.00
B	863572SH7	SUB	3.49000%	351,480.08	954.07	0.00	0.00	351,480.08	954.07	0.00
OC	SAC9802OC	SUB	0.00000%	3,000,260.00	0.00	0.00	89,142.25	3,000,260.00	0.00	22,994,071.98
Totals				32,892,444.36	61,331.15	1,054,419.62	89,142.25	31,838,024.74	1,115,750.77	22,994,071.98

All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

Structured Asset Securities Corporation Mortgage Pass-Through Certificates Record Date: 30-Sep-2004 Distribution Date: 25-Oct-2004 16-Nov-2004 12:50:58PM	Contact:	Customer Service – CTSLink Wells Fargo Bank, N.A Securities Administration Services 7485 New Horizon Way Frederick, MD 21703 www.ctslink.com Telephone: (301) 815-6600 Fax: (301) 815-6660

SASC Series 1998-2

Principal Distribution Statement

Class	Original Face Amount	Beginning Class Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Accretion	Realized Distribution	Total Principal Reduction	Ending Certificate Balance	Ending Certificate Percentage	Total Principal Distribution
A	501,703,000.00	16,621,341.17	44,151.12	1,010,268.50	0.00	0.00	1,054,419.62	15,566,921.55	0.03102816	1,054,419.62
R-I	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
R-II	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
R-III	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
R-IV	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
M-1	47,584,000.00	10,130,083.83	0.00	0.00	0.00	0.00	0.00	10,130,083.83	0.21288845	0.00
M-2	25,442,000.00	2,789,279.28	0.00	0.00	0.00	0.00	0.00	2,789,279.28	0.10963286	0.00
B	25,322,000.00	351,480.08	0.00	0.00	0.00	0.00	0.00	351,480.08	0.01388042	0.00
OC	982.34	3,000,260.00	0.00	0.00	0.00	89,142.25	89,142.25	3,000,260.00	3,054.19712116	0.00
Totals	600,051,982.34	32,892,444.36	44,151.12	1,010,268.50	0.00	89,142.25	1,143,561.87	31,838,024.74	0.05305878	1,054,419.62

(1) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Structured Asset Securities Corporation Mortgage Pass-Through Certificates Record Date: 30-Sep-2004 Distribution Date: 25-Oct-2004 16-Nov-2004 12:50:58PM	Contact:	Customer Service – CTSLink Wells Fargo Bank, N.A Securities Administration Services 7485 New Horizon Way Frederick, MD 21703 www.ctslink.com Telephone: (301) 815-6600 Fax: (301) 815-6660

SASC Series 1998-2

Principal Distribution Factors Statement

Class	Original Face Amount	Beginning Class Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Accretion	Realized Loss (3)	Total Principal Reduction	Ending Certificate Balance	Ending Certificate Percentage	Total Principal Distribution
A	501,703,000.00	33.12984210	0.08800250	2.01367841	0.00000000	0.00000000	2.10168091	31.02816118	0.03102816	2.10168091
R-I	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R-II	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R-III	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R-IV	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
M-1	47,584,000.00	212.88844633	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	212.88844633	0.21288845	0.00000000
M-2	25,442,000.00	109.63286220	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	109.63286220	0.10963286	0.00000000
B	25,322,000.00	13.88042335	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	13.88042335	0.01388042	0.00000000
OC	982.34	3054197.12115968	0.00000000	0.00000000	0.00000000	90744.80322495	90744.80322495	3054197.12115968	3054.19712116	0.00000000

(2) Per $1000 Denomination (3) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Structured Asset Securities Corporation Mortgage Pass-Through Certificates Record Date: 30-Sep-2004 Distribution Date: 25-Oct-2004 16-Nov-2004 12:50:58PM	Contact:	Customer Service – CTSLink Wells Fargo Bank, N.A Securities Administration Services 7485 New Horizon Way Frederick, MD 21703 www.ctslink.com Telephone: (301) 815-6600 Fax: (301) 815-6660

SASC Series 1998-2

Interest Distribution Statement

Class	Original Face Amount	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall	Current Interest Shortfall	Non-Supported Interest Shortfall	Realized Loss (4)	Total Interest Distribution	Remaining Unpaid Interest Shortfall	Ending Certificate/ Notional Balance
A	501,703,000.00	2.36000%	16,621,341.17	30,509.40	0.00	0.00	0.00	0.00	30,509.39	0.00	15,566,921.55
R-I	0.00	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R-II	0.00	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R-III	0.00	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R-IV	0.00	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
M-1	47,584,000.00	2.94000%	10,130,083.83	23,164.13	0.00	0.00	0.00	0.00	23,164.12	0.00	10,130,083.83
M-2	25,442,000.00	3.09000%	2,789,279.28	6,703.57	0.00	0.00	0.00	0.00	6,703.57	0.00	2,789,279.28
B	25,322,000.00	3.49000%	351,480.08	954.07	0.00	0.00	0.00	0.00	954.07	0.00	351,480.08
OC	982.34	0.00000%	3,000,260.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	3,000,260.00
Totals	600,051,982.34			61,331.17	0.00	0.00	0.00	0.00	61,331.15	0.00

(4) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Structured Asset Securities Corporation Mortgage Pass-Through Certificates Record Date: 30-Sep-2004 Distribution Date: 25-Oct-2004 16-Nov-2004 12:50:58PM	Contact:	Customer Service – CTSLink Wells Fargo Bank, N.A Securities Administration Services 7485 New Horizon Way Frederick, MD 21703 www.ctslink.com Telephone: (301) 815-6600 Fax: (301) 815-6660

SASC Series 1998-2

Interest Distribution Factors Statement

Class (5)	Original Face Amount	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall	Current Interest Shortfall	Non-Supported Interest Shortfall	Realized Loss (6)	Total Interest Distribution	Remaining Unpaid Interest Shortfall	Ending Certificate/ Notional Balance
A	501,703,000.00	2.36000%	33.12984210	0.06081168	0.00000000	0.00000000	0.00000000	0.00000000	0.06081166	0.00000000	31.02816118
R-I	0.00	0.00000%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R-II	0.00	0.00000%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R-III	0.00	0.00000%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R-IV	0.00	0.00000%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
M-1	47,584,000.00	2.94000%	212.88844633	0.48680502	0.00000000	0.00000000	0.00000000	0.00000000	0.48680481	0.00000000	212.88844633
M-2	25,442,000.00	3.09000%	109.63286220	0.26348440	0.00000000	0.00000000	0.00000000	0.00000000	0.26348440	0.00000000	109.63286220
B	25,322,000.00	3.49000%	13.88042335	0.03767751	0.00000000	0.00000000	0.00000000	0.00000000	0.03767751	0.00000000	13.88042335
OC	982.34	0.00000%	3054197.12115968	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	3054197.12115968

(5) Per $1000 denomination. (6) Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed. Please Refer to the Prospectus Supplement for a Full Description.

Certificateholder Component Statement
Component Pass-Through Rate	Beginning Notional Balance	Ending Notional Balance	Beginning Component Balance	Ending Component Balance	Ending Component Percentage

0.00000%	0.00	0.00	0.00	0.00	0.00000000%

Structured Asset Securities Corporation Mortgage Pass-Through Certificates Record Date: 30-Sep-2004 Distribution Date: 25-Oct-2004 16-Nov-2004 12:50:58PM	Contact:	Customer Service – CTSLink Wells Fargo Bank, N.A Securities Administration Services 7485 New Horizon Way Frederick, MD 21703 www.ctslink.com Telephone: (301) 815-6600 Fax: (301) 815-6660

SASC Series 1998-2

Certificateholder Account Statement

CERTIFICATE ACCOUNT		PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

Beginning Balance	0.00

Deposits		Total Prepayment/Curtailment Interest Shortfall	0.00
Payments of Interest and Principal	1,252,682.12	Servicing Fee Support	0.00
Liquidations, Insurance Proceeds, Reserve Funds	0.00
Proceeds from Repurchased Loans	0.00	Non-Supported Prepayment/Curtailment Interest Shortfall	0.00
Other Amounts (Servicer Advances)	87,378.50
Realized Loss (Gains, Subsequent Expenses & Recoveries)	(89,142.25)
Prepayment Penalties	0.00	SERVICING FEES
Total Deposits	1,250,918.37
		Gross Servicing Fee	13,705.18
Withdrawals		Master Servicing Fee	205.56
Reimbursement for Servicer Advances	0.00	Special Servicing Fee	3,320.00
Payment of Service Fee	17,299.26	Trustee Fee - Wachovia	68.52
Payment of Interest and Principal	1,233,619.11	Supported Prepayment/Curtailment Interest Shortfall	0.00
Total Withdrawals (Pool Distribution Amount)	1,250,918.37
		Net Servicing Fee	17,299.26
Ending Balance	0.00

O THER ACCOUNTS

Account Type	Beginning Balance	Current Withdrawals	Current Deposits	Ending Balance
Reserve Fund	10,000.00	0.00	0.00	10,000.00

Structured Asset Securities Corporation Mortgage Pass-Through Certificates Record Date: 30-Sep-2004 Distribution Date: 25-Oct-2004 16-Nov-2004 12:50:58PM	Contact:	Customer Service – CTSLink Wells Fargo Bank, N.A Securities Administration Services 7485 New Horizon Way Frederick, MD 21703 www.ctslink.com Telephone: (301) 815-6600 Fax: (301) 815-6660

SASC Series 1998-2

Loan Status Stratification/Credit Enhancement Statement

DELINQUENT			BANKRUPTCY			FORECLOSURE		REO			TOTAL
	No. of Loans	Principal Balance		No. of Loans	Principal Balance		No. of Loans	Principal Balance		No. of Loans	Principal Balance		No. of Loans	Principal Balance
30 Days	12	604,131.99	0-29 Days	25	2,150,175.24	0-29 Days	1	59,231.69	0-29 Days	0	0.00	0-29 Days	26	2,209,406.93
60 Days	4	343,511.51	30 Days	3	163,389.87	30 Days	0	0.00	30 Days	0	0.00	30 Days	15	767,521.86
90 Days	4	166,330.35	60 Days	4	226,571.86	60 Days	3	193,088.37	60 Days	0	0.00	60 Days	11	763,171.74
120 Days	0	0.00	90 Days	3	208,540.07	90 Days	6	229,932.20	90 Days	0	0.00	90 Days	13	604,802.62
150 Days	1	57,651.42	120 Days	6	345,506.41	120 Days	2	76,379.33	120 Days	0	0.00	120 Days	8	421,885.74
180+ Days	16	1,160,701.76	150 Days	0	0.00	150 Days	3	324,485.15	150 Days	0	0.00	150 Days	4	382,136.57
	37	2,332,327.03	180+ Days	28	2,211,696.48	180+ Days	27	2,112,275.82	180+ Days	15	681,268.72	180+ Days	86	6,165,942.78
				69	5,305,879.93		42	2,995,392.56		15	681,268.72		163	11,314,868.24
	No. of Loans	Principal Balance		No. of Loans	Principal Balance		No. of Loans	Principal Balance		No. of Loans	Principal Balance		No. of Loans	Principal Balance
30 Days	2.395210%	1.888852%	0-29 Days	4.990020%	6.722641%	0-29 Days	0.199601%	0.185191%	0-29 Days	0.000000%	0.000000%	0-29 Days	5.189621%	6.907832%
60 Days	0.798403%	1.074008%	30 Days	0.598802%	0.510847%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	2.994012%	2.399699%
90 Days	0.798403%	0.520041%	60 Days	0.798403%	0.708389%	60 Days	0.598802%	0.603701%	60 Days	0.000000%	0.000000%	60 Days	2.195609%	2.386098%
120 Days	0.000000%	0.000000%	90 Days	0.598802%	0.652012%	90 Days	1.197605%	0.718896%	90 Days	0.000000%	0.000000%	90 Days	2.594810%	1.890949%
150 Days	0.199601%	0.180250%	120 Days	1.197605%	1.080245%	120 Days	0.399202%	0.238804%	120 Days	0.000000%	0.000000%	120 Days	1.596806%	1.319049%
180+ Days	3.193613%	3.628998%	150 Days	0.000000%	0.000000%	150 Days	0.598802%	1.014521%	150 Days	0.000000%	0.000000%	150 Days	0.798403%	1.194771%
	7.385230%	7.292149%	180+ Days	5.588822%	6.914991%	180+ Days	5.389222%	6.604146%	180+ Days	2.994012%	2.130024%	180+ Days	17.165669%	19.278159%
				13.772455%	16.589125%		8.383234%	9.365259%		2.994012%	2.130024%		32.534930%	35.376557%

(7) Delinquencies are stratified according to the information the Servicer has provided.

Current Period Class A Insufficient Funds	0.00	Principal Balance of Contaminated Properties	0.00	Periodic Advance	87,378.50

SUBORDINATION LEVEL/CREDIT ENHANCEMENT/CLASS PERCENTAGE AND PREPAYMENT PERCENTAGE
	Original $	Original %	Current $	Current %	Current Class %	Prepayment %
Class A	98,348,982.34	16.39007707%	16,271,103.19	51.10588148%	48.894119%	0.000000%
Class M-1	50,764,982.34	8.46009743%	6,141,019.36	19.28831770%	31.817564%	62.258125%
Class M-2	25,322,982.34	4.22013144%	3,351,740.08	10.52747495%	8.760843%	17.142533%
Class B	982.34	0.00016371%	3,000,260.00	9.42351174%	1.103963%	2.160149%
Class OC	0.00	0.00000000%	0.00	0.00000000%	9.423512%	18.439192%

Please Refer to the Prospectus Supplement for a Full Description of Loss Exposure

Structured Asset Securities Corporation Mortgage Pass-Through Certificates Record Date: 30-Sep-2004 Distribution Date: 25-Oct-2004 16-Nov-2004 12:50:58PM	Contact:	Customer Service – CTSLink Wells Fargo Bank, N.A Securities Administration Services 7485 New Horizon Way Frederick, MD 21703 www.ctslink.com Telephone: (301) 815-6600 Fax: (301) 815-6660

SASC Series 1998-2

COLLATERAL STATEMENT

Collateral Description	Fixed Mixed & ARM & Balloon
Weighted Average Gross Coupon	10.420626%
Weighted Average Net Coupon	9.920627%
Weighted Average Pass-Through Rate	9.910626%
Weighted Average Maturity (Stepdown Calculation)	250

Beginning Scheduled Collateral Loan Count	514
Number of Loans Paid in Full	13
Ending Scheduled Collateral Loan Count	501

Beginning Scheduled Collateral Balance	32,892,444.36
Ending Scheduled Collateral Balance	31,838,024.74
Ending Actual Collateral Balance at 30-Sep-2004	31,984,085.29

Monthly P&I Constant	329,784.35
Special Servicing Fee	3,320.00
Prepayment Penalties	0.00
Realized Loss Amount	89,142.25
Cumulative Realized Loss	22,994,071.98

Class A Optimal Amount	1,026,608.53

Ending Scheduled Balance for Premium Loans	31,838,024.74

Scheduled Principal	44,151.12
Unscheduled Principal	1,010,268.50

Required Overcollateralized Amount	0.00
Overcollateralized Increase Amount	0.00
Overcollateralized Reduction Amount	0.00
Specified O/C Amount	3,000,260.00
Overcollateralized Amount	2,911,117.75
Overcollateralized Deficiency Amount	0.00
Base Overcollateralization Amount	0.00

Extra Principal Distribution Amount	0.00
Excess Cash Amount	207,002.78